SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 28, 2000



                                wowtown.com, Inc.
                                -----------------
             (Exact name of Registrant as specified in its charter)



     Delaware                           0-26277                   98-0204758
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(State or other jurisdiction        (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



     Suite 450 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2
        (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (604) 633-2556
                                                           --------------



          (Former name or former address if changed since last report.)

Item 4.  Change in Registrant's Certifying Accountant

(a) Effective April 28, 2000 the Company retained PricewaterhouseCoopers ("PWC") to act as the Company's independent certified public accountant. In this regard PWC replaced Ernst & Young LLP ("E&Y") which audited the Company's financial statements for the fiscal years ended April 30, 1999 and 1998. The reports of E&Y for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y would have caused it to make reference to such disagreements in its reports.

(b) The Company has authorized E&Y to discuss any matter relating to the Company and its operations with PWC.

(c) The change in the Company's auditors was recommended and approved by the board of directors of the Company. The Company does not have an audit committee.

(d) During the two most recent fiscal years and subsequent interim periods, the Company did not consult PWC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

(e) PWC has reviewed the disclosures contained in this 8-K report. The Company has advised PWC that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why PWC does not agree with any statements made by the Company in this report. PWC has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.


Item 7.  Financial Statements, Pro Forma Financial Information

(a)   Not Applicable

(b)   Not Applicable

   (c)      Exhibits

      16.1  Letter from former auditors confirming information in Item 4 (a)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 8, 2000

                                          wowtown.com, Inc.




                                          By:  /s/ Stephen C. Jackson
                                              Stephen C. Jackson
                                              Secretary